MOODY NATIONAL REIT II, INC. 8-K

EXHIBIT 2.1

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 (this “Amendment”) to that certain Agreement and Plan of Merger is entered into as of August 9, 2017, by and among MOODY NATIONAL REIT II, INC., a Maryland corporation (“REIT II”), MOODY NATIONAL OPERATING PARTNERSHIP II, LP, a Delaware limited partnership and the operating partnership of REIT II (“REIT II Operating Partnership”), MOODY MERGER SUB, LLC, a Delaware limited liability company and a wholly owned subsidiary of REIT II (“Merger Sub”), Moody National Advisor I, LLC, a Delaware limited liability company (“REIT I Advisor”), MOODY NATIONAL REIT I, INC., a Maryland corporation (“REIT I”), MOODY NATIONAL OPERATING PARTNERSHIP I, LP, a Delaware limited partnership and the operating partnership of REIT I (“REIT I Operating Partnership”), and Moody National Advisor II, LLC (“REIT II Advisor”), a Delaware limited liability company. Each of REIT II, REIT II Operating Partnership, Merger Sub, REIT I, REIT I Operating Partnership, REIT I Advisor and REIT II Advisor is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement (as defined below).

RECITALS

A.       The Parties have entered into that certain Agreement and Plan of Merger, dated as of November 16, 2016 (as amended, the “Agreement”); and

B.       Each of the Parties has agreed to amend the Agreement to modify certain provisions thereof.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.      Amendments to Recitals. Clause (ii) of the second paragraph on page 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) REIT I Operating Partnership will be merged with REIT II Operating Partnership (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), with REIT II Operating Partnership being the surviving entity, each REIT II OP Unit (as defined herein) issued and outstanding immediately prior to the Partnership Merger Effective Time (as defined herein) shall remain issued and outstanding as one Surviving Partnership OP Unit (as defined herein) and each REIT I OP Unit (defined below) issued and outstanding immediately prior to the Partnership Merger Effective Time that is not cancelled and retired pursuant to this Agreement will be converted into the right to receive the Partnership Merger Consideration (as defined herein), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”);”

SECTION 2.      Amendment to Section 2.1(b). The first sentence of Section 2.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, REIT I Operating Partnership shall be merged with and into REIT II Operating Partnership, with REIT II Operating Partnership surviving the Partnership Merger (the “Surviving Partnership”).”

SECTION 3.      Amendment to Section 2.3(a). The last sentence of Section 2.3(a) is hereby deleted in its entirety and replaced with the following:

“The Articles of Merger and the REIT I Certificate of Merger shall provide that the name of the Surviving Entity shall be “Moody Merger Sub, LLC.”

SECTION 4.      Amendment to Section 3.1(b). Subsections (iv) and (v) of Section 3.1(b) are hereby deleted in their entirety and replaced with the following:

“(iv) Each REIT II OP Unit outstanding immediately prior to the Partnership Merger Effective Time shall remain outstanding as one Surviving Partnership OP Unit;

(v) Each REIT II Special Partnership Unit shall remain outstanding as one Surviving Partnership Special OP Unit; and”

SECTION 5.      Reference to and Effect in the Agreement. (a) Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby, provided, however, that the references in Section 4.21 to this Agreement shall refer to this Agreement as originally executed on November 16, 2016.

(b)               Except as specifically amended herein, the Agreement shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement.

SECTION 6.      Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

SECTION 7.      Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement and Plan of Merger to be executed as of the date first above written.

MOODY NATIONAL REIT I, INC.

By:	/s/ Brett C. Moody
Name: Brett C. Moody Title: Chief Executive Officer and President

MOODY NATIONAL OPERATING PARTNERSHIP I, LP

By:	Moody National REIT I, Inc., not in its individual capacity but solely as general partner

By:	/s/ Brett C. Moody
Name: Brett C. Moody Title: Chief Executive Officer and President

MOODY NATIONAL ADVISOR I, LLC
ONLY FOR PURPOSES OF SECTION 4.22(B) OF THE AGREEMENT

By:	Moody National REIT Sponsor, LLC

By:	Moody National REIT Sponsor SM, LLC

By:	/s/ Brett C. Moody
Name: Brett C. Moody Title: Member

[Signature Page to Amendment No. 1 to the Agreement and Plan of Merger]

MOODY NATIONAL REIT II, INC.

By:	/s/ Brett C. Moody
Name: Brett C. Moody Title: Chief Executive Officer and President

MOODY NATIONAL OPERATING PARTNERSHIP II, LP

By:	Moody National REIT II, Inc., not in its individual capacity but solely as general partner

By:	/s/ Brett C. Moody
Name: Brett C. Moody Title: Chief Executive Officer and President

MOODY MERGER SUB, LLC

By:	Moody National REIT II, Inc., its Manager

By:	/s/ Brett C. Moody
Name: Brett C. Moody Title: Chief Executive Officer and President

MOODY NATIONAL ADVISOR II, LLC
ONLY FOR PURPOSES OF SECTION 5.23(B) OF THE AGREEMENT

By:	Moody National REIT Sponsor, LLC

By:	Moody National REIT Sponsor SM, LLC

By:	/s/ Brett C. Moody
Name: Brett C. Moody Title: Member

[Signature Page to Amendment No. 1 to the Agreement and Plan of Merger]